Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Fourth-Quarter and Full-Year 2020 Financial Results

January 27, 2021

•Strong fourth quarter performance in COVID environment
•$3.9 billion net cash provided by operating activities for the year, 122% of net earnings
•Record-high backlog of $89.5 billion

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $1 billion, or $3.49 per diluted share, on $10.5 billion in revenue. For the full year, net earnings were $3.2 billion, or $11.00 per diluted share, on revenue of $37.9 billion.

On a sequential basis, both net earnings and earnings per share (EPS) were up 20% from the previous quarter. Operating margin was 12.3% in the quarter, up 90 basis points sequentially and up 20 basis points from the year-ago quarter. Backlog grew 9.8% in the quarter to a record-high $89.5 billion.

“Our continued focus on operating performance and on protecting the health and safety of our employees contributed to strong sequential improvements in earnings, margin and cash flow,” said Phebe N. Novakovic, chairman and chief executive officer. “Our defense segments continued to capture significant awards, leading to a record-high backlog, while our aerospace segment not only remained very profitable, but actually improved its margins throughout the year, even as the broader business aviation industry contracted severely due to the pandemic.”

Margin
Company-wide operating margin was 12.3%, up 90 basis points from the prior quarter. Aerospace margin was 16.5%, up 220 basis points from the prior quarter.

Cash
Net cash provided by operating activities in the quarter totaled $2.6 billion, or 256% of net earnings. For the year, net cash provided by operating activities totaled $3.9 billion, or 122% of net earnings. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $2.2 billion for the quarter, a 221% conversion of net earnings, and $2.9 billion for the year, a 91% conversion of net earnings. During the quarter, the company reduced its net debt by $1.7

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billion, invested $345 million in capital expenditures, paid $315 million in dividends, and repurchased $100.7 million in shares at an average price of $143.80, ending 2020 with $2.8 billion in cash and equivalents on hand.

Backlog
Orders remained strong across the company with a consolidated book-to-bill of 1.8-to-1 for the quarter and 1.1-to-1 for the year. In addition to backlog of $89.5 billion, management’s estimate of additional value in unfunded indefinite delivery/indefinite quantity (IDIQ) contracts and unexercised options was $45.2 billion at year-end. Total estimated contract value, representing the sum of all backlog components was $134.7 billion, up 6.7% for the year.

Significant awards in the fourth quarter included a $9.5 billion option exercise from the U.S. Navy for construction and test of the first two Columbia-class submarines; $4.4 billion maximum potential value contract from the U.S. Department of Defense to provide cloud solutions for Office 365 deployment and migration; a $3.3 billion maximum potential value contract from the U.S. State Department to provide business process support services; a $695 million contract from the U.S. Army to provide information technology and professional services; $620 million for several key contracts for classified customers; a $405 million initial task order on a $4.3 billion maximum potential value contract to upgrade Abrams tanks for the Army; a $230 million initial task order on an Army contract with a maximum potential contract value of $1.2 billion to produce Stryker Initial Maneuver Short-Range Air Defense (IM-SHORAD) vehicles; $375 million from the Navy to provide lead yard services for the Virginia-class submarine program; and $265 million from the Navy for maintenance and repair services for three ship classes.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $37.9 billion in revenue in 2020. More information is available at www.gd.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2020 financial results conference call at 9 a.m. EST on Wednesday, January 27, 2021. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available one hour after the end of the call and end on February 3, 2021. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10151195. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2021 guidance presented during the call.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2020	2019*	$	%
Revenue	$10,481	$10,773	$(292)	(2.7)%
Operating costs and expenses	(9,188)	(9,465)	277
Operating earnings	1,293	1,308	(15)	(1.1)%
Other, net	12	16	(4)
Interest, net	(120)	(110)	(10)
Earnings before income tax	1,185	1,214	(29)	(2.4)%
Provision for income tax, net	(183)	(194)	11
Net earnings	$1,002	$1,020	$(18)	(1.8)%
Earnings per share—basic	$3.50	$3.53	$(0.03)	(0.8)%
Basic weighted average shares outstanding	286.3	288.8
Earnings per share—diluted	$3.49	$3.51	$(0.02)	(0.6)%
Diluted weighted average shares outstanding	287.1	290.9

*Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2020	2019*	$	%
Revenue	$37,925	$39,350	$(1,425)	(3.6)%
Operating costs and expenses	(33,792)	(34,780)	988
Operating earnings	4,133	4,570	(437)	(9.6)%
Other, net	82	92	(10)
Interest, net	(477)	(460)	(17)
Earnings before income tax	3,738	4,202	(464)	(11.0)%
Provision for income tax, net	(571)	(718)	147
Net earnings	$3,167	$3,484	$(317)	(9.1)%
Earnings per share—basic	$11.04	$12.09	$(1.05)	(8.7)%
Basic weighted average shares outstanding	286.9	288.3
Earnings per share—diluted	$11.00	$11.98	$(0.98)	(8.2)%
Diluted weighted average shares outstanding	287.9	290.8

*Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2020	2019 (a)	$	%
Revenue:
Aerospace	$2,435	$2,930	$(495)	(16.9)%
Marine Systems	2,857	2,565	292	11.4%
Combat Systems	1,960	1,972	(12)	(0.6)%
Technologies (b)	3,229	3,306	(77)	(2.3)%
Total	$10,481	$10,773	$(292)	(2.7)%
Operating earnings:
Aerospace	$401	$480	$(79)	(16.5)%
Marine Systems	247	199	48	24.1%
Combat Systems	309	284	25	8.8%
Technologies (b)	352	360	(8)	(2.2)%
Corporate	(16)	(15)	(1)	(6.7)%
Total	$1,293	$1,308	$(15)	(1.1)%
Operating margin:
Aerospace	16.5%	16.4%
Marine Systems	8.6%	7.8%
Combat Systems	15.8%	14.4%
Technologies (b)	10.9%	10.9%
Total	12.3%	12.1%

(a)Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.
(b)Effective December 31, 2020, we have reorganized our Mission Systems and Information Technology business units into a single reporting unit — Technologies — to better reflect the way we are running the business, the overlap and commonality of customers, and customer demand for end-to-end solutions melding technology, hardware and software.

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2020	2019 (a)	$	%
Revenue:
Aerospace	$8,075	$9,801	$(1,726)	(17.6)%
Marine Systems	9,979	9,183	796	8.7%
Combat Systems	7,223	7,007	216	3.1%
Technologies (b)	12,648	13,359	(711)	(5.3)%
Total	$37,925	$39,350	$(1,425)	(3.6)%
Operating earnings:
Aerospace	$1,083	$1,532	$(449)	(29.3)%
Marine Systems	854	785	69	8.8%
Combat Systems	1,041	996	45	4.5%
Technologies (b)	1,211	1,311	(100)	(7.6)%
Corporate	(56)	(54)	(2)	(3.7)%
Total	$4,133	$4,570	$(437)	(9.6)%
Operating margin:
Aerospace	13.4%	15.6%
Marine Systems	8.6%	8.5%
Combat Systems	14.4%	14.2%
Technologies (b)	9.6%	9.8%
Total	10.9%	11.6%

(a)Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.
(b)Effective December 31, 2020, we have reorganized our Mission Systems and Information Technology business units into a single reporting unit — Technologies — to better reflect the way we are running the business, the overlap and commonality of customers, and customer demand for end-to-end solutions melding technology, hardware and software.

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EXHIBIT E
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	December 31, 2020	September 27, 2020 (a)	$	%
Revenue:
Aerospace	$2,435	$1,975	$460	23.3%
Marine Systems	2,857	2,405	452	18.8%
Combat Systems	1,960	1,801	159	8.8%
Technologies (b)	3,229	3,250	(21)	(0.6)%
Total	$10,481	$9,431	$1,050	11.1%
Operating earnings:
Aerospace	$401	$283	$118	41.7%
Marine Systems	247	223	24	10.8%
Combat Systems	309	270	39	14.4%
Technologies (b)	352	314	38	12.1%
Corporate	(16)	(18)	2	11.1%
Total	$1,293	$1,072	$221	20.6%
Operating margin:
Aerospace	16.5%	14.3%
Marine Systems	8.6%	9.3%
Combat Systems	15.8%	15.0%
Technologies (b)	10.9%	9.7%
Total	12.3%	11.4%

(a)Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.
(b)Effective December 31, 2020, we have reorganized our Mission Systems and Information Technology business units into a single reporting unit — Technologies — to better reflect the way we are running the business, the overlap and commonality of customers, and customer demand for end-to-end solutions melding technology, hardware and software.

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EXHIBIT F
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2020	December 31, 2019*
ASSETS
Current assets:
Cash and equivalents	$2,824	$902
Accounts receivable	3,161	3,544
Unbilled receivables	8,024	7,857
Inventories	5,745	6,306
Other current assets	1,789	1,679
Total current assets	21,543	20,288
Noncurrent assets:
Property, plant and equipment, net	5,100	4,475
Intangible assets, net	2,117	2,315
Goodwill	20,053	19,677
Other assets	2,495	2,594
Total noncurrent assets	29,765	29,061
Total assets	$51,308	$49,349
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$3,003	$2,920
Accounts payable	2,952	3,162
Customer advances and deposits	6,276	7,148
Other current liabilities	3,733	3,571
Total current liabilities	15,964	16,801
Noncurrent liabilities:
Long-term debt	9,995	9,010
Other liabilities	9,688	9,560
Total noncurrent liabilities	19,683	18,570
Shareholders’ equity:
Common stock	482	482
Surplus	3,124	3,039
Retained earnings	33,498	31,633
Treasury stock	(17,893)	(17,358)
Accumulated other comprehensive loss	(3,550)	(3,818)
Total shareholders’ equity	15,661	13,978
Total liabilities and shareholders’ equity	$51,308	$49,349

*Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.

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EXHIBIT G
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2020	2019
Cash flows from operating activities—continuing operations:
Net earnings	$3,167	$3,484
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	523	466
Amortization of intangible and finance lease right-of-use assets	355	363
Equity-based compensation expense	128	133
Deferred income tax (benefit) provision	(127)	92
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	371	176
Unbilled receivables	(116)	(1,303)
Inventories	502	(376)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(215)	6
Customer advances and deposits	(707)	(105)
Other, net	(23)	45
Net cash provided by operating activities	3,858	2,981
Cash flows from investing activities:
Capital expenditures	(967)	(987)
Other, net	(7)	(7)
Net cash used by investing activities	(974)	(994)
Cash flows from financing activities:
Proceeds from fixed-rate notes	3,960	—
Repayment of fixed-rate notes	(2,000)	—
Dividends paid	(1,240)	(1,152)
Purchases of common stock	(587)	(231)
Repayment of floating-rate notes	(500)	—
(Repayment of) proceeds from credit facility, net	(441)	291
Proceeds from commercial paper, gross (maturities greater than 3 months)	420	—
Repayment of commercial paper, gross (maturities greater than 3 months)	(420)	—
Repayment of commercial paper, net	—	(850)
Other, net	(95)	(55)
Net cash used by financing activities	(903)	(1,997)
Net cash used by discontinued operations	(59)	(51)
Net increase (decrease) in cash and equivalents	1,922	(61)
Cash and equivalents at beginning of year	902	963
Cash and equivalents at end of year	$2,824	$902

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EXHIBIT H
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2020	December 31, 2019*
Debt-to-equity (a)	83.0%	85.3%
Debt-to-capital (b)	45.4%	46.0%
Book value per share (c)	$54.67	$48.26
Shares outstanding	286,477,836	289,610,336

	Fourth Quarter		Twelve Months
	2020	2019	2020	2019*
Income tax payments, net	$419	$85	$764	$572
Company-sponsored research and development (d)	$83	$114	$374	$466
Return on sales (e)	9.6%	9.5%	8.4%	8.9%
Return on equity (f)			22.0%	26.4%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2020	2019	2020	2019
Earnings before interest, taxes, depreciation and amortization:
Net earnings	$1,002	$1,020	$3,167	$3,484
Interest, net	120	110	477	460
Provision for income tax, net	183	194	571	718
Depreciation of property, plant and equipment	147	114	523	466
Amortization of intangible and finance lease right-of-use assets	88	90	355	363
Earnings before interest, taxes, depreciation and amortization (g)	$1,540	$1,528	$5,093	$5,491

Free cash flow from operations:
Net cash provided by operating activities	$2,562	$2,394	$3,858	$2,981
Capital expenditures	(345)	(381)	(967)	(987)
Free cash flow from operations (h)	$2,217	$2,013	$2,891	$1,994

Return on invested capital:
Net earnings			$3,167	$3,484
After-tax interest expense			386	373
After-tax amortization expense			280	287
Net operating profit after taxes			3,833	4,144
Average invested capital			32,431	29,620
Return on invested capital (i)			11.8%	14.0%
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

*Prior-period information has been restated for the retrospective application of a change in accounting principle related to the amortization of actuarial gains and losses for our qualified U.S. government pension plans, which we adopted in the fourth quarter of 2020.
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EXHIBIT H (Cont.)
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of year end.

(c)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(d)Includes independent research and development and Aerospace product-development costs.

(e)Return on sales is calculated as net earnings divided by revenue.
(f)Return on equity is calculated by dividing net earnings by our average equity during the year.

(g)We believe earnings before interest, taxes, depreciation and amortization (EBITDA) is a useful measure for investors because it provides another measure of our profitability and our ability to service our debt. We calculate EBITDA by adding back interest, taxes, depreciation and amortization to net earnings. The most directly comparable GAAP measure to EBITDA is net earnings.
(h)We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(i)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and shareholders’ equity excluding accumulated other comprehensive loss. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. The most directly comparable GAAP measure to net operating profit after taxes is net earnings.

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EXHIBIT I
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value (a)	Total Estimated Contract Value
Fourth Quarter 2020:
Aerospace	$11,308	$318	$11,626	$2,800	$14,426
Marine Systems	23,646	26,336	49,982	4,876	54,858
Combat Systems	14,341	226	14,567	9,774	24,341
Technologies	9,488	3,826	13,314	27,727	41,041
Total	$58,783	$30,706	$89,489	$45,177	$134,666
Third Quarter 2020:
Aerospace	$11,640	$324	$11,964	$2,888	$14,852
Marine Systems	23,958	17,124	41,082	14,666	55,748
Combat Systems	14,511	200	14,711	6,593	21,304
Technologies (b)	10,112	3,651	13,763	26,242	40,005
Total	$60,221	$21,299	$81,520	$50,389	$131,909
Fourth Quarter 2019:
Aerospace	$13,168	$181	$13,349	$2,989	$16,338
Marine Systems	20,012	24,175	44,187	5,453	49,640
Combat Systems	14,474	439	14,913	4,322	19,235
Technologies (b)	9,876	4,620	14,496	26,485	40,981
Total	$57,530	$29,415	$86,945	$39,249	$126,194

(a)The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.
(b)Effective December 31, 2020, we have reorganized our Mission Systems and Information Technology business units into a single reporting unit — Technologies — to better reflect the way we are running the business, the overlap and commonality of customers, and customer demand for end-to-end solutions melding technology, hardware and software.

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EXHIBIT I-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$62,142
$66,290
$69,529
$67,871
$69,208
$67,654
$67,396
$86,945
$85,732
$82,669
$81,520
$89,489
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20

Funded Backlog	Unfunded Backlog

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EXHIBIT I-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE

$15,000
$10,000
$5,000
$0
$13,349
$13,272
$12,113
$11,964
$11,626
4Q19
1Q20
2Q20
3Q20
4Q20

MARINE SYSTEMS
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$44,187
$43,165
$42,483
$41,082
$49,982
4Q19
1Q20
2Q20
3Q20
4Q20

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$14,913
$14,617
$14,105
$14,711
$14,567
4Q19
1Q20
2Q20
3Q20
4Q20

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$14,496
$14,678
$13,968
$13,763
$13,314
4Q19
1Q20
2Q20
3Q20
4Q20

Funded Backlog	Unfunded Backlog

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EXHIBIT J
FOURTH QUARTER 2020 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2020:
Marine Systems:
•$9.5 billion from the U.S. Navy for construction of the first two Columbia-class submarines, as well as associated design and engineering support.
•$375 from the Navy to provide lead yard services for the Virginia-class submarine program.
•$265 from the Navy to provide maintenance and repair services for the San Antonio-class amphibious transport dock, Whidbey Island-class dock landing ship and Ticonderoga-class guided-missile cruiser programs.
•$215 from the Navy to provide engineering, technical, design and planning yard support services for operational strategic and attack submarines.
•$95 from the Navy to provide ongoing planning yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer program.
•$60 from the Navy to produce a large vertical array fixture for Navy submarine acoustic detection efforts.
Combat Systems:
•$405 from the U.S. Army to upgrade Abrams tanks to the M1A2 System Enhancement Package Version 3 (SEPv3) configuration. The contract has a maximum potential value of $4.3 billion.
•$230 from the Army to produce Stryker Initial Maneuver Short-Range Air Defense (IM-SHORAD) vehicles. The contract has a maximum potential value of $1.2 billion.
•A contract from the Army to provide maintenance, training and support services for the Stryker fleet. The contract has a maximum potential value of $430.
•$215 from the Canadian government for various munitions and ordnance.
•$175 from the Army for various munitions and ordnance.
•$80 for the production of Pandur 6x6 wheeled combat vehicles for the Austrian Federal Ministry of Defence.
•$55 to produce ASCOD tracked combat vehicles for an international customer.
Technologies:
•The Defense Enterprise Office Solutions (DEOS) contract from the General Services Administration in partnership with the Department of Defense (DoD) and Defense Information Systems Agency (DISA) to stand up cloud environments and support the migration of over 3.2 million existing DoD Office 365 users to the cloud. The contract has a maximum potential value of $4.4 billion.
•An IDIQ award from the U.S. Department of State to provide overseas consular services to support visa processing and other functions for U.S. embassies and consultants under the Global Support Strategy (GSS) program. The program has a maximum potential contract value of $3.3 billion among three awardees.
•A contract to provide enterprise information technology, communications and mission command support services to U.S. Army Europe. The contract has a maximum potential value of $695.
•$620 for several key contracts for classified customers.
•$110 to develop and deliver a digital engineering environment for the U.S. Air Force.
•$105 from the National Geospatial-Intelligence Agency (NGA) for network storage and data center services.
•$90 from the Navy to provide sustainment services for the Navy’s next-generation Mobile User Objective System (MUOS) satellite communications system.
– more –

EXHIBIT K
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2020	2019	2020	2019
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	34	35	105	114
Mid-cabin aircraft	6	9	22	33
Total	40	44	127	147

Aerospace Book-to-Bill:
Orders*	$2,347	$4,652	$7,091	$11,674
Revenue (excluding pre-owned aircraft sales)	2,435	2,774	8,075	9,509
Book-to-Bill Ratio	0.96x	1.68x	0.88x	1.23x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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